Exhibit 99.02



UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information adjusts the historical consolidated balance sheets and statements of income of NSP and WEC after giving effect to their proposed business combination transaction (the Transaction) to form Primergy and a new subsidiary structure. The unaudited pro forma combined condensed balance sheets at Dec. 31, 1995 give effect to the Transaction as if it had occurred on that date. The unaudited pro forma combined condensed statements of income for each of the three years in the period ended Dec. 31, 1995 give effect to the Transaction as if it had occurred at Jan. 1, 1993. These statements are prepared on the basis of accounting for the Transaction as a pooling of interests and are based on the assumptions set forth in the notes thereto.

     The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of NSP and WEC. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Transaction been consummated on the date, or at the beginning of the periods, for which the Transaction is being given effect nor is it necessarily indicative of future operating results or financial position.

Primergy Pro Forma Combined Condensed Information

     The pro forma financial information combines the historical financial statements of NSP and WEC after giving effect to the Transaction to form Primergy.


              PRIMERGY CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
      TWELVE MONTHS ENDED DECEMBER 31, 1995
    (In thousands, except per share amounts)

                                                      NSP           WEC      Pro Forma    Pro Forma
                                                 (As Reported) (As Reported) Adjustments  Combined

Utility Operating Revenues
  Electric                                          $2,142,770   $1,437,480          $0   $3,580,250
  Gas                                                  425,814      318,262           0      744,076
  Steam                                                      0       14,742           0       14,742
     Total Operating Revenues                        2,568,584    1,770,484           0    4,339,068


Utility Operating Expenses
  Electric Production-Fuel and Purchased Power         570,245      345,387           0      915,632
  Cost of Gas Sold & Transported                       256,758      188,764           0      445,522
  Other Operation                                      560,734      395,242           0      955,976
  Maintenance                                          158,203      112,400           0      270,603
  Depreciation and Amortization                        290,184      183,876           0      474,060
  Taxes Other Than Income Taxes                        239,433       74,765           0      314,198
  Income Taxes                                         147,148      141,029           0      288,177
     Total Operating Expenses                        2,222,705    1,441,463           0    3,664,168

Utility Operating Income                               345,879      329,021           0      674,900

Other Income (Expense)
  Equity Earnings of Unconsolidated Investees           59,067            0           0       59,067
  Other Income and Deductions - Net                     (6,261)      16,821           0       10,560
       Total Other Income (Expense)                     52,806       16,821           0       69,627

 Income before Interest Charges
 and Preferred Dividends                               398,685      345,842           0      744,527

Interest Charges                                       122,890      110,605           0      233,495

Preferred Dividends of Subsidiaries                     12,449        1,203           0       13,652

     Net Income                                       $263,346     $234,034          $0     $497,380

Average Common Shares Outstanding  (Note 1)             67,416      109,850      42,202      219,468

Earnings Per Common Share                                $3.91        $2.13                    $2.27

NSP Equivalent Shares (Note 1)                          67,416      109,850     (42,292)     134,974

Earnings Per Common Share using NSP Equivalent Shares                                          $3.69



See accompanying notes to unaudited pro forma combined condensed financial statements.

              PRIMERGY CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
          YEAR ENDED DECEMBER 31, 1994
    (In thousands, except per share amounts)

                                                      NSP          WEC       Pro Forma    Pro Forma
                                                (As Reported) (As Reported) Adjustments   Combined

Utility Operating Revenues
  Electric                                         $2,066,644   $1,403,562           $0   $3,470,206
  Gas                                                 419,903      324,349            0      744,252
  Steam                                                     0       14,281            0       14,281
     Total Operating Revenues                       2,486,547    1,742,192            0    4,228,739


Utility Operating Expenses
  Electric Production-Fuel and Purchased Power        570,880      328,485            0      899,365
  Cost of Gas Sold & Transported                      263,905      199,511            0      463,416
  Other Operation                                     535,706      399,011            0      934,717
  Maintenance                                         170,145      124,602            0      294,747
  Depreciation and Amortization                       273,801      177,614            0      451,415
  Taxes Other Than Income Taxes                       234,564       76,035            0      310,599
  Revitalization Charges                                    0       73,900            0       73,900
  Income Taxes                                        129,228       99,761            0      228,989
     Total Operating Expenses                       2,178,229    1,478,919            0    3,657,148

Utility Operating Income                              308,318      263,273            0      571,591

Other Income (Expense)
  Equity Earnings of Unconsolidated Investees          41,709            0            0       41,709
  Other Income and Deductions - Net                       663       26,965            0       27,628
       Total Other Income (Expense)                    42,372       26,965            0       69,337

 Income before Interest Charges
 and Preferred Dividends                              350,690      290,238            0      640,928

Interest Charges                                      107,215      108,019            0      215,234

Preferred Dividends of Subsidiaries                    12,364        1,351            0       13,715

     Net Income                                      $231,111     $180,868           $0     $411,979

Average Common Shares Outstanding  (Note 1)            66,845      108,025       41,845      216,715

Earnings Per Common Share                               $3.46        $1.67                     $1.90

NSP Equivalent Shares (Note 1)                         66,845      108,025      (41,589)     133,281

Earnings Per Common Share using NSP Equivalent Shares                                          $3.09




See accompanying notes to pro forma combined condensed financial statements.

              PRIMERGY CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF INCOME
          YEAR ENDED DECEMBER 31, 1993
    (In thousands, except per share amounts)

                                                      NSP          WEC       Pro Forma    Pro Forma
                                                (As Reported) (As Reported) Adjustments   Combined

Utility Operating Revenues
  Electric                                         $1,974,916   $1,347,844           $0   $3,322,760
  Gas                                                 429,076      331,301            0      760,377
  Steam                                                     0       14,090            0       14,090
     Total Operating Revenues                       2,403,992    1,693,235            0    4,097,227


Utility Operating Expenses
  Electric Production-Fuel and Purchased Power        524,126      318,265            0      842,391
  Cost of Gas Sold & Transported                      282,036      214,132            0      496,168
  Other Operation                                     516,560      399,135            0      915,695
  Maintenance                                         161,413      156,085            0      317,498
  Depreciation and Amortization                       264,517      167,066            0      431,583
  Taxes Other Than Income Taxes                       223,108       74,653            0      297,761
  Revitalization Charges                                    0            0            0            0
  Income Taxes                                        128,346       98,463            0      226,809
     Total Operating Expenses                       2,100,106    1,427,799            0    3,527,905

Utility Operating Income                              303,886      265,436            0      569,322

Other Income (Expense)
  Equity Earnings of Unconsolidated Investees           3,030            0            0        3,030
  Other Income and Deductions - Net                    12,916       32,073            0       44,989
       Total Other Income (Expense)                    15,946       32,073            0       48,019

 Income before Interest Charges
 and Preferred Dividends                              319,832      297,509            0      617,341

Interest Charges                                      108,092      102,997            0      211,089

Preferred Dividends of Subsidiaries                    14,580        4,377            0       18,957

     Net Income                                      $197,160     $190,135           $0     $387,295

Average Common Shares Outstanding (Note 1)             65,211      105,878       40,822      211,911

Earnings Per Common Share                               $3.02        $1.80                     $1.83

NSP Equivalent Shares (Note 1)                         65,211      105,878      (40,762)     130,327

Earnings Per Common Share using NSP Equivalent Shares                                          $2.97



See accompanying notes to pro forma combined condensed financial statements.

                PRIMERGY CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
                  DECEMBER 31, 1995
                   (In thousands)


                                                          NSP         WEC     Pro Forma    Pro Forma
               Pro Forma Balance Sheet             (As Reported)(As Reported) Adjustments   Combined
                       ASSETS
UTILITY PLANT
  Electric                                            $6,553,383  $4,608,120         $0   $11,161,503
  Gas                                                    710,035     491,176          0     1,201,211
  Other                                                  299,585      40,078          0       339,663
      Total                                            7,563,003   5,139,374          0    12,702,377
    Accumulated provision for depreciation            (3,343,760) (2,288,080)         0    (5,631,840)
  Nuclear fuel - net                                      91,098      59,260          0       150,358
      Net utility plant                                4,310,341   2,910,554          0     7,220,895

CURRENT ASSETS
  Cash and cash equivalents                               28,794      23,626          0        52,420
  Accounts receivable - net                              360,577     150,149          0       510,726
  Accrued utility revenues                               112,650     140,201          0       252,851
  Fossil fuel inventories                                 43,941      83,366          0       127,307
  Material & supplies inventories                        100,607      70,347          0       170,954
  Prepayments and other                                   57,894      63,830          0       121,724
    Total current assets                                 704,463     531,519          0     1,235,982

OTHER ASSETS
  Regulatory Assets                                      374,212     309,280          0       683,492
  External decommissioning fund                          203,625     275,125          0       478,750
  Investments in non-regulated projects
    and other investments                                289,495     110,145          0       399,640
  Non-regulated property - net                           177,598     115,392          0       292,990
  Intangible assets and other   (Note 4)                 168,851     308,720   (140,844)      336,727
     Total other assets                                1,213,781   1,118,662   (140,844)    2,191,599

      TOTAL ASSETS                                    $6,228,585  $4,560,735  ($140,844)  $10,648,476



               LIABILITIES AND EQUITY
CAPITALIZATION
  Common stock equity:
    Common stock   (Note 1)                             $170,440      $1,108  ($169,331)       $2,217
    Other stockholders' equity   (Note 1)              1,856,951   1,870,157    169,331     3,896,439
      Total common stock equity                        2,027,391   1,871,265          0     3,898,656

  Cumulative preferred stock and premium                 240,469      30,451          0       270,920
  Long-term debt                                       1,542,286   1,367,644          0     2,909,930
      Total capitalization                             3,810,146   3,269,360          0     7,079,506

CURRENT LIABILITIES
  Current portion of long-term debt                      167,360      51,854          0       219,214
  Short-term debt                                        216,194     156,919          0       373,113
  Accounts payable                                       246,051     108,508          0       354,559
  Taxes accrued                                          202,777      20,072          0       222,849
  Other accrued liabilities                              158,991      98,753          0       257,744
      Total current liabilities                          991,373     436,106          0     1,427,479

OTHER LIABILITIES
  Deferred income taxes   (Note 4)                       841,153     483,410   (140,844)    1,183,719
  Deferred investment tax credits                        161,513      89,672          0       251,185
  Regulatory liabilities                                 242,787     167,483          0       410,270
  Other liabilities and deferred credits                 181,613     114,704          0       296,317
     Total other liabilities                           1,427,066     855,269   (140,844)    2,141,491

        TOTAL CAPITALIZATION AND LIABILITIES          $6,228,585  $4,560,735  ($140,844)  $10,648,476

See accompanying notes to unaudited pro forma combined condensed financial statements.



                     PRIMERGY CORPORATION

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS

1. The pro forma combined condensed financial statements reflect the conversion of each share of NSP common stock outstanding ($2.50 par value) into 1.626 shares of Primergy Common Stock ($.01 par value) and the continuation of each share of WEC Common Stock outstanding as one share of Primergy common stock ($.01 par value), as provided in the Merger Agreement. The pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

     NSP equivalent shares shown on the pro forma combined condensed income statements represent the pro forma equivalent of one share of NSP Common Stock calculated by multiplying the pro forma information by the conversion ratio of 1.626 shares of Primergy Common Stock for each share of NSP Common Stock.

2. The allocation between NSP and WEC and their customers of the estimated cost savings, resulting from the Transaction, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. Cost savings resulting from the Transaction are estimated to be approximately
     $2 billion over a 10-year period, net of transaction costs (including fees for financial advisors, attorneys, accountants, consultants, filings and printing) and net of costs to achieve the savings of approximately $30 million and $122 million, respectively. None of the estimated cost savings, the costs to achieve such savings, or the transaction costs have been reflected in the pro forma combined condensed financial statements.

3. Intercompany transactions (including purchased and exchanged power transactions) between NSP and WEC during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

4. A pro forma adjustment has been made to conform the presentation of noncurrent deferred income taxes in the pro forma combined condensed balance sheet into one net amount. All other report presentation and accounting policy differences are immaterial and have not been adjusted in the pro forma combined condensed financial statements.

5. Certain reclassifications have been made to the 1994 and 1993 NSP financial statements to conform with the 1995 presentation. These reclassifications had no effect on net income or earnings per share.